EXHIBIT 10.2
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                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT is made and entered into as of August 1, 2002 by and among Precise Software Solutions Ltd. ("Company") and Itzhak (Aki) Ratner, I.D. No. 54040977 (the "Employee")

WHEREAS, the Company desires to employ the Employee as set forth in Exhibit A, and the Employee desires to enter into such employment, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, the parties agree as follows:

1. EMPLOYMENT

     1.1. The Employee shall be employed according to the job description set forth in Exhibit A. The Employee shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons situated in a similar capacity.

     1.2. The Employee agrees to devote attention and time to the business and affairs of the Company as required to fulfill the responsibilities assigned to the Employee hereunder.

     1.3. The Employee shall perform his duties to the best of his ability and shall use his best efforts to further the interests of the Company.

     1.4. The Employee's duties shall be in the nature of management duties that demand a special level of loyalty, and accordingly, the Law of Work Hours and Rest - 1951 shall not apply to this Agreement.

2. COMPENSATION AND BENEFITS

     2.1. During the term of this Agreement, the Employee shall be entitled to receive an annual gross salary set forth in Exhibit A (the "Base Salary") paid in monthly installments in accordance with the Company's normal payroll practice.

     2.2. The Employee acknowledges that his employment under this Agreement is such that it does not allow for the compliance with strict working hours, and therefore he shall not be entitled to any overtime payments.

3. EXPENSES

     The Employee shall be entitled to receive prompt reimbursement of approved expenses reasonably incurred by the Employee in accordance with Company's policies and in connection with the performance of the Employee's duties hereunder; provided, however, that the Employee has submitted supporting information and documentation as customary in the Company.

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4. TERM AND TERMINATION

     4.1. The term of employment under this Agreement shall commence on date set forth in Exhibit A (the "Commencement Date"), and will continue unless either party gives the other notice of its intent to terminate this Agreement ("Notice"), in which case this Agreement shall terminate (subject to Section 4.4 below) - (i) if the Employee voluntarily terminated his employment ("Voluntary Termination") - 60 days after the delivery of the Notice, or (ii) if the Company terminated the Employee's employment, except for Cause, as set forth below ("Involuntary Termination") - seven (7) months after the delivery of the Notice (the "Notice Period").

     4.2. Subject to any applicable law, during the Notice Period, the Employee shall be entitled to the Base Salary and all other benefits.

     4.3. During the Notice Period, the Employee shall cooperate with the Company and use his best efforts to assist the integration into the Company's organization of the person or persons who will assume the Employee's responsibilities. Failure to so cooperate may jeopardize receipt by Employee of his compensation pursuant to Section 2 of this Agreement. At the option of the Company, the Employee shall during such period either continue with his duties, perform other duties as may be required by the Company, or remain absent from the premises of the Company.

     4.4. Notwithstanding the aforesaid, the Company shall have the right to terminate this Agreement at any time in the event of the Disability of the Employee (as hereinafter defined) or for Cause (as hereinafter defined), pursuant to a decision of the Company. In such event, this Agreement and the employment relationship shall be deemed effectively terminated as of the date of delivery of such notice.

          The term "Disability" means a physical or mental infirmity, which impairs the Employee's ability to substantially perform his duties under this Agreement for a period of 3 consecutive months or for a total of 90 days during any 180-day period. The term "Cause" means the termination of employment of the Employee for reason of (a) the Employee being convicted of a felony (other than a traffic-related offense); (b) the Employee's willful misconduct or material negligence with regard to the business, assets or employees of the Company or its affiliated entities, including breach of fiduciary duty, or other conduct which is materially detrimental to the Company or its affiliates, as determined by the Board, which shall include, but not be limited to, willful neglect of his duties and persistent failure to follow reasonable instructions of the Board, (c) the Employee's theft, embezzlement, dishonesty or fraud with regard to the Company or its affiliates which is intended to enrich the Employee or another person or entity (but not including reasonable good faith expense account disputes); or (d) any other material breach by the Employee of this Employment Agreement which, if curable, remains uncured for twenty
          (20) days after written notice thereof is given to the Employee, or any breach of his duties of non-disclosure, confidentiality or non-competition which the Employee agrees are not curable.

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5. EFFECT OF TERMINATION

     5.1. The provisions of this Section 5 shall apply in the event of termination of this Agreement and/or the Employee's employment pursuant to Section 4 above.

     5.2. Payment in Full. In the event of termination of this Agreement and/or the Employee's employment for any reason other than for Cause, in addition to and not in lieu of any other payments provided for hereunder, the Employee will be entitled to a continuation, for nine
          (9) months from the date of the Employee's termination of employment, death or Disability of his salary in an amount equal to the Employee's Base Salary (in effect at the time of such termination, death or Disability), Social Benefits and Company car, and vesting of options in accordance with any option agreement in effect at the time of termination.

     5.3. Sections 6 and 7 shall survive the termination of this Agreement.

6. PROPRIETARY INFORMATION AND WORK PRODUCT; EQUIPMENT

     6.1. The Employee agrees, subject to any applicable law and regulation, to keep all the terms and conditions of this Agreement in the strictest confidence and not to disclose the contents thereof to any person without the prior written consent of the Company's board of directors.

     6.2. The Employee agrees and declares that all "Proprietary Information" (as defined below), at all times, both during the term of this Agreement and after its termination, will be kept in confidence and trust by the Employee and the Employee will not use or disclose any Proprietary Information without the written consent of the Company except as may be necessary in the ordinary course of performing the Employee's duties hereunder.

          Proprietary Information shall be deemed to include any information, technical data, or know-how of the Company and any information, technical data, or know-how derived from the information, technical data, or know-how of the Company, including but not limited to, that which relates to research, product plans, products, specifications, algorithms, services, customers, client contacts or lists, suppliers, markets, software, developments, inventions, processes, designs, drawings, engineering, future products, hardware configuration information, marketing or finances, including similar information pertaining to affiliates and subsidiaries of the Company, and all information acquired or disclosed by or on behalf of the Company or its affiliates or to which the Employee becomes exposed during the term of this Agreement and irrespective of form relating to the past, present and future business of the Company or its affiliates or any plans therefore, but excluding information that has appeared in any printed publication or has become a part of the public knowledge except as a result of breach of this Agreement by the Employee.

     6.3. The Employee hereby acknowledges that in consideration for his employment by the Company, all "Work Products" (as defined below) are works made for hire and belong exclusively to the Company, and the Employee will not have any rights or title whatsoever thereto. The Employee hereby declares that he does not have and will not have any claim or demands of any description against the Company or its

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          subsidiaries in any matter concerning or arising, directly or indirectly from any Work Product and that all Work Products and Proprietary Information are and shall remain exclusively owned and vested in the Company, and the Employee hereby assigns and transfers to the Company, its successors, assignees and designees, any and all Work Products that may be deemed to vest in the Employee by virtue of any law, agreement or otherwise in any and all countries.

          "Work Products" shall be defined as any design, idea, invention, device, know how, hardware, software, process, apparatus, technique, trade secret, mask work, material, methods of construction or operation, intellectual property rights, code, algorithms, plan, business plan, budget, marketing plan, business idea and/or initiative, development, concept, demo, invention, product, work product, plan, hardware or software design, drawing, software code, copyrights, patents or trade secrets, whether or not copyrightable or patentable, in any field related to the business of the Company or its affiliates which Employee, whether directly or indirectly, alone or in conjunction with others, during or outside of normal working hours and on or off Company's premises, conceives and/or generates and/or reduces to practice during the employment period and/or as a result of his employment with the Company.

     6.4. The Employee will assist the Company in every proper way to obtain, and from time to time enforce proprietary rights relating to inventions in any and all countries. To that end the Employee agrees to execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such proprietary rights and the assignment thereof. In addition, the Employee agrees to execute, verify and deliver assignments of such proprietary rights to the Company or its designee. The Employee's obligation to assist the Company with respect to Work Products relating to such Company inventions in any and all countries shall continue beyond the termination of Employee's employment.

     6.5. In the event the Company is unable for any reason, after reasonable effort, to secure the Employee's signature on any document needed in connection with the actions specified in the preceding paragraph, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney in fact, which appointment is coupled with an interest and made for the benefit of a third party, to act for and in the Employee's behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by the Employee. The Employee hereby waives any and all claims, of any nature whatsoever, which he now or may hereafter have for infringement of any proprietary rights assigned hereunder to the Company.

     6.6. For the avoidance of doubt, it is hereby agreed that after the termination of this Agreement, in the event that the Employee engages in activities which are in violation of the Employee's undertakings pursuant to Section 7 below, the fruit of such activities shall, subject to any applicable law, belong exclusively to the Company without payment by the Company to the Employee or any other person of any consideration.

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7. NON-SOLICITATION AND NON-COMPETITION

     7.1. The Employee agrees and undertakes that he will not, during his employment and for a period of 12 months following the delivery of notice of termination of his employment (the "Non-Competition Period"), directly or indirectly, as owner, partner, joint venturer, officer, consultant, employee, broker, agent, principal, trustee, director, licensor or in any other capacity whatsoever engage in, or have any connection with, any business or venture that is engaged in any activities competitive to the business of the Company or its affiliates.

     7.2. During the Non-Competition Period, the Employee will not, for his own benefit or for the benefit of any person or entity other than the Company, solicit, or assist any person or entity other than the Company to solicit, any officer, director, executive or employee of the Company or affiliates to leave his employment, or

     7.3. During the Non-Competition Period, the Employee will not knowingly and willfully (i) solicit, or assist any person or entity other than the Company to solicit, any person or entity that had a business relationship with the Company, whether established or perspective, including clients, business partners, distributors, dealers, agents, investors, manufacturers, suppliers, consultants or others to purchase product or establish another business relationship competitive with the Company or affiliates.

     7.4. The Employee acknowledges that (i) the markets served by the Company are international in scope and are not dependent on the geographic location of the executive personnel or the businesses by which they are employed; and (ii) the above covenants are manifestly reasonable on their face, and the parties expressly agree that such restrictions have been designed to be reasonable and no greater than is required for the protection of the Company.

     7.5. If any one or more of the terms contained in this Section 7 shall for any reason be held to be excessively broad with regard to time, geographic scope or activity, that term shall be construed in a manner to enable it to be enforced to the maximum extent compatible with applicable law.

8. MISCELLANEOUS

     8.1. NOTICES. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by registered mail, postage prepaid, addressed to the respective addresses set forth above or last given by each party to the other. All notices and communications shall be deemed to have been received on the date of delivery thereof, except that notice of change of address shall be effective only upon receipt. The initial addresses of the parties for purposes of this Agreement shall be as indicated above.

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     8.2. ASSIGNMENT. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Employee.

     8.3. MODIFICATION; WAIVER. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and approved by the Chairman of the Board of Directors, on behalf of the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

     8.4. SEVERABILITY. To the extent that any of the agreements set forth herein, or any word, phrase, clause, or sentence thereof are found to be illegal or unenforceable for any reason, such agreement, word, clause, phrase or sentence will be enforced to the maximum extent possible, and any unenforceable portion will be modified or deleted automatically in such a manner so as to make the agreement as modified legal and enforceable under applicable laws, and the balance of the agreements or parts thereof will not be affected thereby, the balance being construed as severable and independent.

     8.5. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto represents the entire agreement between Employee and the Company with respect to the subject matter hereof, superseding all previous oral or written communications, representations or agreements between them with respect to such subject matter, including, without limitation, the employment agreement dated May 1, 1997 as amended, and all such agreements and understandings shall terminate on the date hereof.

     8.6. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Israel.


IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.


PRECISE SOFTWARE SOLUTIONS LTD.          ITZHAK (AKI) RATNER

By:    /s/ Shimon Alon                   /s/ Aki Ratner
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Name:  Shimon Alon
      -------------------------
Title: CEO
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                                    EXHIBIT A

1. TITLE -               President

2. JOB DESCRIPTION -     Overseeing and establishing the Company technology
                         vision

3. COUNTRY OF
   EMPLOYMENT -          Israel

4. REPORTING TO -        CEO of Company

5. COMMENCEMENT DATE -   August 1, 2002

6. BASE SALARY -         USD37,500 per year

7. CAR - The Company shall provide the Employee with a car, selected according to Company policy as follows (the "Car"). The Employee or his spouse may use the Car.

                         Upon the termination of employment, the Employee shall promptly return the Car with the keys and all licenses and other documentation relating to the Cars, to the Company.

                         The Employee shall take good care of the Car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed (including the provision with respect to protection of the Car).

                         The Company shall bear all the fixed and variable costs of the Car, including licenses, insurance, gasoline and repairs. The Company shall not, at any time, bear the costs of any tickets, traffic offense or fines of any kind. The employee shall bear all the personal tax consequences of the use of the Car.

                         The Employee shall take good care of the Car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed.

                         Employee shall not have any lien right in the Car or in any document or property relating thereto.

8. SOCIAL BENEFITS -     Manager's Insurance. The Company will pay to an
                         insurance company selected by Employee as premium for manager's insurance for the Employee, an amount equal to 13.33% (5% towards pension insurance and 8.33% towards severance pay) of US$2,812 (the "Insured
                         Salary"), together with up to 2.5% of the Insured
                         Salary for disability, and will deduct from each monthly payment and pay to such insurance company an amount equal to 5% of the Insured Salary, which shall constitute the Employee's contribution to such premium.
                         Upon the termination of the Employee's employment under

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                         circumstances which entitle the Employee to severance
                         pay according to Israeli labor law, excluding termination for Cause, as defined in the Agreement, all manager's insurance benefits shall be assigned to the Employee, and the amounts which the Employee receives pursuant to the manager's insurance policy, which are attributed to severance pay, shall be credited against any obligation that the Company may have to pay severance pay to the Employee.

                         Educational Fund ("Keren Hishtalmut"). The Company will contribute to an education fund an amount equal to 7.5% of the Insured Salary, and will deduct from each monthly payment and contribute to such education fund an additional amount equal to 2.5% of the Insured Salary.

9. VACATION -            The Employee shall be entitled to an annual vacation of
                         5 working days on account of his contribution to Company. The Employee shall coordinate the dates of his vacation with the Company, and shall take into consideration the Company's needs.

10. SICK LEAVE AND       Pursuant to the applicable law.
    RECUPERATION
    PAYMENTS -

11. TAXES -              Except as otherwise specified herein, all taxes arising
                         out of the grant, use or exercise of any of the above, shall be borne by the Employee, who acknowledges that such taxes will be withheld from the Base Salary as required by law.



PRECISE SOFTWARE SOLUTIONS LTD.          ITZHAK (AKI) RATNER

By:    /s/ Shimon Alon                    /s/ Aki Ratner
      -------------------------          ----------------------------------
Name:  Shimon Alon
      -------------------------
Title: CEO
      -------------------------